Exhibit 99.1

Starbucks Revenues Increase 11%; Earnings Per Share Surge 22% to a Q3 Record $0.67
Strong comp store sales increases of 6% globally and 7% in the U.S. drive record Q3 revenues of $4.2 billion
Channel Development revenues increase 13%
Consolidated operating margin expands to a Q3 record 18.5%
Company reiterates strong growth outlook; introduces initial FY15 growth targets

SEATTLE; July 24, 2014 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal third quarter and 39-week fiscal year to date ended June 29, 2014.

Q3 Fiscal 2014 Highlights:

•	Consolidated net revenue growth accelerated to 11%; net revenues totaled a Q3 record $4.2 billion

•	Global comparable store sales increased 6%, marking the 18th consecutive quarter of global comp growth of 5% or greater

◦	Americas comp sales increased 6%; U.S. comp sales increased 7%

◦	EMEA comp sales increased 3%

◦	China/Asia Pacific comp sales increased 7%

•	Consolidated operating income increased 25%, to a Q3 record $769 million

•	Consolidated operating margin expanded 200 bps, to a Q3 record 18.5%, primarily driven by sales leverage

•	Channel Development revenues increased 13%; operating margin expanded 800 bps to 37.1%

•	Earnings per share increased 22% to a Q3 record $0.67 per share

•	The company opened 344 net new stores globally, ending the quarter with 20,863 stores across 64 countries

Updated Fiscal 2014 Targets
Following the strong performance year-to-date, the company is updating the following fiscal 2014 targets:

•	Consolidated operating margin improvement now targeted at 200 bps over FY13, when excluding the Kraft litigation charge in fiscal 2013

◦	Channel Development now targeting approximately 600 bps improvement over FY13

•
Earnings per share now expected to be in the range of $2.70 to $2.72; or $2.65 to $2.67 when excluding an estimated net benefit of $0.05 for certain FY14 non-GAAP adjustments. Please refer to the GAAP to non-GAAP reconciliation at the end of this release:

◦	Q4 EPS now in the range of $0.76 to $0.78; or $0.73 to $0.75 when excluding a $0.03 estimated net benefit as described in the above referenced reconciliation

•	Net new stores now expected to be approximately 1,550

◦	Americas: increased from 600 to 650

Fiscal 2015 Targets
The company introduces initial fiscal 2015 targets as follows:

•	Revenue growth of 10% or greater

•	Global comparable store sales growth in the mid single digits

•	An additional 1,600 net new stores globally

•	Earnings per share growth of 15%-20% over FY14 calculated based on non-GAAP earnings per share

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“Starbucks Q3 represents another quarter of outstanding operating performance in which each of our segments contributed to record results,” said Howard Schultz, chairman, president and ceo of Starbucks Coffee Company. “The increasing power of the Starbucks brand, the success of our best-in-class mobile, social and digital technologies and our greatest asset - over 300,000 partners who deliver the Starbucks Experience to over 70 million customers around the world each week - position us to continue growing our business around the world and into the future.”

“Starbucks record Q3 results demonstrate both the power of our innovation and the opportunities for growth, globally and in the U.S., that lie ahead. Importantly, record revenues and operating margin reflect an acceleration of top-line growth and meaningful contributions from all operating regions and our Channel Development segment,” said Scott Maw, Starbucks cfo. “Our Q3 results give us confidence in our ability to deliver on our full year fiscal 2014 targets and support the strong 2015 revenue and profit growth targets we introduced today, despite continued challenging economic and consumer headwinds in many of the global markets in which we operate."

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Third Quarter Fiscal 2014 Summary

	Quarter Ended Jun 29, 2014
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	6%	2%	4%
Americas	6%	2%	4%
EMEA	3%	2%	2%
CAP	7%	6%	1%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Quarter Ended
($ in millions, except per share amounts)	Jun 29, 2014	Jun 30, 2013	Change
Net New Stores	344	341	3
Revenues(1)	$4,153.7	$3,735.3	11%
Operating Income	$768.5	$615.2	25%
Operating Margin(1)	18.5%	16.5%	200 bps
EPS	$0.67	$0.55	22%
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

Consolidated net revenues were $4.2 billion in Q3 FY14, an increase of 11% over Q3 FY13, driven primarily by 6% growth in global comparable store sales and incremental revenues from 1,654 net new store openings over the past 12 months.

Consolidated operating income increased 25% to $768.5 million, compared to $615.2 million for the same period a year ago. Operating margin expanded 200 basis points to 18.5%, primarily driven by sales leverage and lower commodity costs.
Q3 Americas Segment Results

	Quarter Ended
($ in millions)	Jun 29, 2014	Jun 30, 2013	Change
Net New Stores	149	158	(9)
Revenues	$3,057.7	$2,776.5	10%
Operating Income	$728.5	$619.3	18%
Operating Margin	23.8%	22.3%	150 bps

Net revenues for the Americas segment were $3.1 billion in Q3 FY14, an increase of 10% over Q3 FY13. The increase was driven by 6% growth in comparable store sales and incremental revenues from 759 net new store openings over the past 12 months.

Operating income of $728.5 million in Q3 FY14 increased 18% from $619.3 million for the same period a year ago. Operating margin expanded 150 basis points to 23.8%, primarily due to sales leverage.

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Q3 EMEA Segment Results

	Quarter Ended
($ in millions)	Jun 29, 2014	Jun 30, 2013	Change
Net New Stores	37	43	(6)
Revenues	$323.5	$287.2	13%
Operating Income	$29.2	$9.3	214%
Operating Margin	9.0%	3.2%	580 bps

Net revenues for the EMEA segment were $323.5 million in Q3 FY14, an increase of 13% over Q3 FY13. The growth was primarily due to favorable foreign currency exchange and a 3% increase in comparable store sales. Incremental revenues from 161 net new store openings over the past 12 months also contributed.

Operating income increased 214% to $29.2 million in Q3 FY14, from $9.3 million in the prior year quarter. Operating margin expanded 580 basis points to 9.0%, primarily driven by sales leverage and continued cost management.
Q3 China/Asia Pacific Segment Results

	Quarter Ended
($ in millions)	Jun 29, 2014	Jun 30, 2013	Change
Net New Stores	160	119	41
Revenues	$287.6	$233.7	23%
Operating Income	$100.8	$84.7	19%
Operating Margin	35.0%	36.2%	(120) bps

Net revenues for the China/Asia Pacific segment were $287.6 million in Q3 FY14, an increase of 23% over Q3 FY13. The increase was primarily driven by incremental revenues from 740 net new store openings over the past 12 months. A 7% increase in comparable store sales, driven by strong traffic, also contributed to the net revenue growth.

Operating income of $100.8 million in Q3 FY14 increased 19% compared to the same period a year ago. Operating margin declined 120 basis points to 35.0%, driven by the portfolio shift to more company-operated stores and unfavorable foreign currency exchange, partially offset by sales leverage.

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Q3 Channel Development Segment Results

	Quarter Ended
($ in millions)	Jun 29, 2014	Jun 30, 2013	Change
Revenues(1)	$375.3	$331.0	13%
Operating Income	$139.3	$96.3	45%
Operating Margin(1)	37.1%	29.1%	800 bps
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

Net revenues for the Channel Development segment were $375.3 million in Q3 FY14, an increase of 13% over Q3 FY13, primarily driven by increased sales of premium single serve products and higher sales volumes of packaged coffee in the U.S.

Operating income grew 45% to $139.3 million in Q3 FY14 compared to $96.3 million for the same period a year ago. Operating margin increased 800 basis points to 37.1% in Q3 FY14, primarily due to lower coffee costs and improved inventory management compared to the prior year.
Q3 All Other Segments Results

	Quarter Ended
($ in millions)	Jun 29, 2014	Jun 30, 2013	Change
Net New Stores	(2)	21	(23)
Revenues(1)	$109.6	$106.9	3%
Operating Loss	($18.9)	($9.4)	101%
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

Net revenues for All Other Segments were $109.6 million in Q3 FY14, an increase of 3% compared to Q3 FY13, primarily driven by increased sales in our emerging businesses.

Q3 FY14 operating loss increased to $18.9 million compared to a loss of $9.4 million for the same period a year ago, driven by investments to support growth in our emerging businesses.

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Year to Date Financial Results

	Three Quarters Ended Jun 29, 2014
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	6%	3%	3%
Americas	6%	3%	3%
EMEA	5%	3%	1%
CAP	7%	6%	1%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Three Quarters Ended
($ in millions, except per share amounts)	Jun 29, 2014	Jun 30, 2013	Change
Net New Stores(1)	1,096	1,143	(47)
Revenues(2)	$12,267.1	$11,078.1	11%
Operating Income	$2,226.3	$1,789.9	24%
Operating Margin(2)	18.1%	16.2%	190 bps
EPS	$1.94	$1.63	19%
(1) Net new stores for the three quarters ended June 30, 2013 includes 337 Teavana stores acquired in the second quarter of fiscal 2013.
(2) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

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Company Updates

•
In June, Starbucks introduced new FizzioTM handcrafted sodas and Teavana® Shaken Iced Teas in the U.S. to further extend its Refreshment offerings. The FizzioTM soda machine is a breakthrough in carbonation technology with the ability to deliver an unmatched soda experience. FizzioTM sodas are available in over one third of U.S. company-operated retail stores.

•
Starbucks opened its first company-operated Starbucks® store at Walt Disney World Resort. It also recently opened its first store in Bogota, Colombia and its first store in Hanoi, Vietnam. The company expanded the Teavana® Teabar concept to Los Angeles and opened the second Teabar in New York; now operating five Teavana® Fine Teas + Teabars in the U.S.

•
Starbucks and Duracell Powermat announced that they have begun a national rollout of Powermat wireless charging, beginning with stores in the San Francisco Bay Area, with expansion to additional major markets in 2015.

•
Starbucks, in partnership with Arizona State University, launched the Starbucks College Achievement Plan, empowering thousands of U.S. partners (employees) to complete a bachelor's degree with Starbucks offering full tuition reimbursement for their junior and senior years for eligible partners.

•
Starbucks hosted its third Partner Family Forum in China, gathering more than 1,200 Starbucks South China partners together in Guangzhou. This was followed by the first-ever Partner Family Forums held in the U.S.

•
The company's unsecured debt rating was upgraded to A3 with a stable outlook by Moody's Investors Service. The upgrade affects the company’s nearly $2.1 billion senior unsecured bonds. Moody’s also affirmed the company’s short-term commercial paper rating at P-2. Starbucks had held a Baa1 rating with a stable outlook since November 25, 2013.

•	The company repurchased 4.2 million shares of common stock in Q3 FY14; approximately 18 million shares remain available for purchase under current authorizations.

•	The Board of Directors declared a cash dividend of $0.26 per share, payable on August 22, 2014 to shareholders of record as of August 7, 2014.

Conference Call

Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman, president and ceo, Troy Alstead, coo, and Scott Maw, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available through approximately 9:00 p.m. Pacific Time on Thursday, August 21, 2014.

The company’s consolidated statements of earnings, operating segment results, and other additional information have been provided on the following pages in accordance with current year classifications. This information should be reviewed in conjunction with this press release. Please refer to the company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2013 for additional information.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.

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Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, health and potential of our business, operations and brand, our innovation, our ability to meet our targets, our ability to leverage our assets, including our brand, and our mobile, social and digital technologies, growth and growth opportunities and related investments, earnings per share, revenues, operating margins, profits, capital expenditures, comparable store sales and net new stores. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties.  Actual future results may differ materially depending on a variety of factors including, but not limited to, coffee, dairy and other raw material prices and availability, costs associated with, and the successful execution of, the company's initiatives, strategies and plans, the acceptance of the company's products by our customers, fluctuations in U.S. and international economies and currencies, the impact of competition, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 29, 2013.  The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
JoAnn DeGrande	Jim Olson
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Jun 29, 2014	Jun 30, 2013	% Change	Jun 29, 2014	Jun 30, 2013

				As a % of total net revenues (1)
Net revenues:
Company-operated stores	$3,290.5	$2,986.3	10.2%	79.2%	79.9%
Licensed stores	408.1	342.0	19.3	9.8	9.2
CPG, foodservice and other(1)	455.1	407.0	11.8	11.0	10.9
Total net revenues	4,153.7	3,735.3	11.2	100.0	100.0
Cost of sales including occupancy costs	1,711.5	1,597.6	7.1	41.2	42.8
Store operating expenses	1,176.5	1,084.1	8.5	28.3	29.0
Other operating expenses(1)	120.6	98.9	21.9	2.9	2.6
Depreciation and amortization expenses	180.1	153.3	17.5	4.3	4.1
General and administrative expenses	269.4	249.6	7.9	6.5	6.7
Total operating expenses	3,458.1	3,183.5	8.6	83.3	85.2
Income from equity investees	72.9	63.4	15.0	1.8	1.7
Operating income	768.5	615.2	24.9	18.5	16.5
Interest income and other, net	19.4	3.5	454.3	0.5	0.1
Interest expense	(16.4)	(6.3)	160.3	(0.4)	(0.2)
Earnings before income taxes	771.5	612.4	26.0	18.6	16.4
Income taxes	259.0	194.6	33.1	6.2	5.2
Net earnings including noncontrolling interests	512.5	417.8	22.7	12.3	11.2
Net earnings attributable to noncontrolling interests	(0.1)	—	nm	—	—
Net earnings attributable to Starbucks	$512.6	$417.8	22.7%	12.3%	11.2%

Net earnings per common share - diluted	$0.67	$0.55	21.8%
Weighted avg. shares outstanding - diluted	761.0	761.9

Cash dividends declared per share	$0.26	$0.21

Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				35.8%	36.3%
Effective tax rate including noncontrolling interests				33.6%	31.8%
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

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	Three Quarters Ended			Three Quarters Ended
	Jun 29, 2014	Jun 30, 2013	% Change	Jun 29, 2014	Jun 30, 2013

				As a % of total net revenues (1)
Net revenues:
Company-operated stores	$9,702.3	$8,783.7	10.5%	79.1%	79.3%
Licensed stores	1,166.1	1,014.2	15.0	9.5	9.2
CPG, foodservice and other(1)	1,398.7	1,280.2	9.3	11.4	11.6
Total net revenues	12,267.1	11,078.1	10.7	100.0	100.0
Cost of sales including occupancy costs	5,135.7	4,748.6	8.2	41.9	42.9
Store operating expenses	3,486.1	3,212.2	8.5	28.4	29.0
Other operating expenses(1)	346.3	330.8	4.7	2.8	3.0
Depreciation and amortization expenses	524.2	455.3	15.1	4.3	4.1
General and administrative expenses	752.6	711.7	5.7	6.1	6.4
Litigation charge/(credit)	(20.2)	—	nm	(0.2)	—
Total operating expenses	10,224.7	9,458.6	8.1	83.4	85.4
Income from equity investees	183.9	170.4	7.9	1.5	1.5
Operating income	2,226.3	1,789.9	24.4	18.1	16.2
Interest income and other, net	57.0	51.4	10.9	0.5	0.5
Interest expense	(47.7)	(19.0)	151.1	(0.4)	(0.2)
Earnings before income taxes	2,235.6	1,822.3	22.7	18.2	16.4
Income taxes	755.4	581.4	29.9	6.2	5.2
Net earnings including noncontrolling interests	1,480.2	1,240.9	19.3	12.1	11.2
Net earnings attributable to noncontrolling interests	(0.1)	0.6	nm	—	—
Net earnings attributable to Starbucks	$1,480.3	$1,240.3	19.4%	12.1%	11.2%

Net earnings per common share - diluted	$1.94	$1.63	19.0%
Weighted avg. shares outstanding - diluted	763.9	761.5

Cash dividends declared per share	$0.78	$0.63

Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				35.9%	36.6%
Effective tax rate including noncontrolling interests				33.8%	31.9%
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

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Segment Results (in millions)

Americas

	Jun 29, 2014	Jun 30, 2013	% Change	Jun 29, 2014	Jun 30, 2013

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$2,772.3	$2,536.9	9.3%	90.7%	91.4%
Licensed stores	275.6	228.5	20.6	9.0	8.2
CPG, foodservice and other	9.8	11.1	(11.7)	0.3	0.4
Total net revenues	3,057.7	2,776.5	10.1	100.0	100.0
Cost of sales including occupancy costs	1,130.0	1,051.2	7.5	37.0	37.9
Store operating expenses	1,002.4	934.8	7.2	32.8	33.7
Other operating expenses	26.2	23.0	13.9	0.9	0.8
Depreciation and amortization expenses	119.5	105.2	13.6	3.9	3.8
General and administrative expenses	51.1	43.0	18.8	1.7	1.5
Total operating expenses	2,329.2	2,157.2	8.0	76.2	77.7
Operating income	$728.5	$619.3	17.6%	23.8%	22.3%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.2%	36.8%

Three Quarters Ended
Net revenues:
Company-operated stores	$8,120.6	$7,499.5	8.3%	90.8%	91.2%
Licensed stores	787.6	684.4	15.1	8.8	8.3
CPG, foodservice and other	31.2	37.3	(16.4)	0.3	0.5
Total net revenues	8,939.4	8,221.2	8.7	100.0	100.0
Cost of sales including occupancy costs	3,353.8	3,143.6	6.7	37.5	38.2
Store operating expenses	2,965.9	2,786.6	6.4	33.2	33.9
Other operating expenses	75.2	74.1	1.5	0.8	0.9
Depreciation and amortization expenses	346.6	316.2	9.6	3.9	3.8
General and administrative expenses	131.9	143.9	(8.3)	1.5	1.8
Total operating expenses	6,873.4	6,464.4	6.3	76.9	78.6
Income from equity investees	—	2.4	(100.0)	—	—
Operating income	$2,066.0	$1,759.2	17.4%	23.1%	21.4%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.5%	37.2%

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EMEA

	Jun 29, 2014	Jun 30, 2013	% Change	Jun 29, 2014	Jun 30, 2013

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$251.8	$228.2	10.3%	77.8%	79.5%
Licensed stores	60.8	49.6	22.6	18.8	17.3
CPG, foodservice and other	10.9	9.4	16.0	3.4	3.3
Total net revenues	323.5	287.2	12.6	100.0	100.0
Cost of sales including occupancy costs	161.4	147.5	9.4	49.9	51.4
Store operating expenses	91.4	85.8	6.5	28.3	29.9
Other operating expenses	12.5	9.9	26.3	3.9	3.4
Depreciation and amortization expenses	15.1	13.7	10.2	4.7	4.8
General and administrative expenses	15.0	21.0	(28.6)	4.6	7.3
Total operating expenses	295.4	277.9	6.3	91.3	96.8
Income from equity investees	1.1	—	nm	0.3	—
Operating income	$29.2	$9.3	214.0%	9.0%	3.2%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.3%	37.6%

Three Quarters Ended
Net revenues:
Company-operated stores	$766.3	$699.9	9.5%	78.8%	80.8%
Licensed stores	175.8	139.5	26.0	18.1	16.1
CPG, foodservice and other	30.9	27.2	13.6	3.2	3.1
Total net revenues	973.0	866.6	12.3	100.0	100.0
Cost of sales including occupancy costs	487.9	440.8	10.7	50.1	50.9
Store operating expenses	280.1	259.3	8.0	28.8	29.9
Other operating expenses	35.9	29.0	23.8	3.7	3.3
Depreciation and amortization expenses	44.5	41.6	7.0	4.6	4.8
General and administrative expenses	47.1	59.0	(20.2)	4.8	6.8
Total operating expenses	895.5	829.7	7.9	92.0	95.7
Income from equity investees	3.0	—	nm	0.3	—
Operating income	$80.5	$36.9	118.2%	8.3%	4.3%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.6%	37.0%

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China / Asia Pacific (CAP)

	Jun 29, 2014	Jun 30, 2013	% Change	Jun 29, 2014	Jun 30, 2013

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$217.0	$171.6	26.5%	75.5%	73.4%
Licensed stores	70.6	62.1	13.7	24.5	26.6
Total net revenues	287.6	233.7	23.1	100.0	100.0
Cost of sales including occupancy costs	137.8	112.5	22.5	47.9	48.1
Store operating expenses	54.8	42.2	29.9	19.1	18.1
Other operating expenses	13.2	12.0	10.0	4.6	5.1
Depreciation and amortization expenses	11.3	8.6	31.4	3.9	3.7
General and administrative expenses	16.0	14.0	14.3	5.6	6.0
Total operating expenses	233.1	189.3	23.1	81.1	81.0
Income from equity investees	46.3	40.3	14.9	16.1	17.2
Operating income	$100.8	$84.7	19.0%	35.0%	36.2%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				25.3%	24.6%

Three Quarters Ended
Net revenues:
Company-operated stores	$621.1	$478.6	29.8%	75.8%	72.4%
Licensed stores	198.7	182.8	8.7	24.2	27.6
Total net revenues	819.8	661.4	23.9	100.0	100.0
Cost of sales including occupancy costs	398.0	323.9	22.9	48.5	49.0
Store operating expenses	158.5	121.9	30.0	19.3	18.4
Other operating expenses	34.8	33.7	3.3	4.2	5.1
Depreciation and amortization expenses	33.4	24.4	36.9	4.1	3.7
General and administrative expenses	43.1	37.5	14.9	5.3	5.7
Total operating expenses	667.8	541.4	23.3	81.5	81.9
Income from equity investees	116.8	105.3	10.9	14.2	15.9
Operating income	$268.8	$225.3	19.3%	32.8%	34.1%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				25.5%	25.5%

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Channel Development

	Jun 29, 2014	Jun 30, 2013	% Change	Jun 29, 2014	Jun 30, 2013

Quarter Ended				As a % of Channel Development total net revenues (1)
Net revenues:
CPG	$286.6	$246.9	16.1%	76.4%	74.6%
Foodservice(1)	88.7	84.1	5.5	23.6	25.4
Total net revenues	375.3	331.0	13.4	100.0	100.0
Cost of sales	208.3	213.1	(2.3)	55.5	64.4
Other operating expenses(1)	48.3	39.0	23.8	12.9	11.8
Depreciation and amortization expenses	0.4	0.2	100.0	0.1	0.1
General and administrative expenses	4.5	5.5	(18.2)	1.2	1.7
Total operating expenses	261.5	257.8	1.4	69.7	77.9
Income from equity investees	25.5	23.1	10.4	6.8	7.0
Operating income	$139.3	$96.3	44.7%	37.1%	29.1%

Three Quarters Ended
Net revenues:
CPG	$875.1	$789.8	10.8%	76.3%	75.7%
Foodservice(1)	271.7	253.7	7.1	23.7	24.3
Total net revenues	1,146.8	1,043.5	9.9	100.0	100.0
Cost of sales	667.5	660.9	1.0	58.2	63.3
Other operating expenses(1)	142.9	140.5	1.7	12.5	13.5
Depreciation and amortization expenses	1.2	0.9	33.3	0.1	0.1
General and administrative expenses	13.8	16.8	(17.9)	1.2	1.6
Total operating expenses	825.4	819.1	0.8	72.0	78.5
Income from equity investees	64.1	62.7	2.2	5.6	6.0
Operating income	$385.5	$287.1	34.3%	33.6%	27.5%
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

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All Other Segments

	Jun 29, 2014	Jun 30, 2013	% Change

Quarter Ended
Net revenues:
Company-operated stores	$49.4	$49.6	(0.4)%
Licensed stores	1.1	1.8	(38.9)
CPG, foodservice and other(1)	59.1	55.5	6.5
Total net revenues	109.6	106.9	2.5
Cost of sales including occupancy costs	65.9	66.5	(0.9)
Store operating expenses	27.9	21.3	31.0
Other operating expenses(1)	20.5	15.2	34.9
Depreciation and amortization expenses	3.9	3.6	8.3
General and administrative expenses	10.3	9.7	6.2
Total operating expenses	128.5	116.3	10.5
Operating loss	$(18.9)	$(9.4)	101.1%

Three Quarters Ended
Net revenues:
Company-operated stores	$194.3	$105.7	83.8%
Licensed stores	4.0	7.5	(46.7)
CPG, foodservice and other(1)	189.8	172.2	10.2
Total net revenues	388.1	285.4	36.0
Cost of sales including occupancy costs	217.2	172.5	25.9
Store operating expenses	81.6	44.4	83.8
Other operating expenses(1)	58.1	53.8	8.0
Depreciation and amortization expenses	11.3	7.9	43.0
General and administrative expenses	32.9	24.8	32.7
Total operating expenses	401.1	303.4	32.2
Operating loss	$(13.0)	$(18.0)	(27.8)%
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
Fiscal Third Quarter 2014 U.S. Supplemental Data

	Quarter Ended
($ in millions)	Jun 29, 2014	Jun 30, 2013	Change
Revenues	$2,731.2	$2,450.2	11%
Comparable Store Sales Growth(1)	7%	9%
Change in Transactions	2%	7%
Change in Ticket	5%	2%
(1) Includes only Starbucks company-operated stores open 13 months or longer

Store Data:

	Net stores opened (closed) during the period
	Quarter Ended		Three Quarters Ended		Stores open as of
	Jun 29, 2014	Jun 30, 2013	Jun 29, 2014	Jun 30, 2013	Jun 29, 2014	Jun 30, 2013
Americas
Company-operated stores	69	62	155	112	8,233	7,914
Licensed stores	80	96	264	228	5,679	5,239
	149	158	419	340	13,912	13,153
EMEA(1)
Company-operated stores	(3)	1	1	(23)	839	844
Licensed stores	40	42	132	95	1,263	1,097
	37	43	133	72	2,102	1,941
CAP
Company-operated stores	45	48	159	161	1,065	827
Licensed stores	115	71	384	230	3,360	2,858
	160	119	543	391	4,425	3,685
All Other Segments(2)
Company-operated stores	10	27	21	336	378	350
Licensed stores	(12)	(6)	(20)	4	46	80
	(2)	21	1	340	424	430

Total Company	344	341	1,096	1,143	20,863	19,209
(1) EMEA store data has been adjusted for the transfer of certain company-operated stores to licensed stores in the second quarter of fiscal 2014.
(2) Net new stores for the three quarters ended June 30, 2013 includes 337 Teavana stores acquired in the second quarter of fiscal 2013.

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Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides expected non-GAAP earnings per share for Q4 fiscal 2014 and full year fiscal 2014. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP earnings per share is diluted net earnings per share.

The expected Q4 fiscal 2014 and full year fiscal 2014 non-GAAP earnings per share being furnished exclude the estimated non-routine net benefit related to the sale of certain retail operations that may close in the fourth quarter of fiscal 2014. The full year fiscal 2014 non-GAAP earnings per share being furnished also exclude the benefit recognized from a litigation credit in Q1 fiscal 2014. The company’s management believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the company’s prospective operating performance. More specifically, management excludes these two non-routine benefits because it believes that the impacts of these benefits do not reflect expected future gains or expenses beyond fiscal 2014 and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance.

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

	Quarter Ended	Year Ended
	Sep 28, 2014	Sep 28, 2014
Consolidated
Projected diluted net earnings per share (GAAP)	$0.76 - $0.78	$2.70 - $2.72
Litigation credit	—	(0.02)
Projected net benefit on transactions that may close in Q4 2014	(0.03)	(0.03)
Projected non-GAAP earnings per share	$0.73 - $0.75	$2.65 - $2.67

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